Exhibit 10.5 License Agreement for Use of Co-location Space, dated November 2003, between Sequiam Software, Inc. and FDS Telecommunications, L.P.

                         150 N. Orange, Orlando, Florida

                            LICENSE AGREEMENT FOR USE
                               OF COLOCATION SPACE


     THIS LICENSE ("License") is made this 1st day of October, 2003, by and between FDS TELECOMMUNICATIONS, L.P., a Texas Limited Partnership, ("Licensor"), and Sequiam, a ____________________ ("Licensee"). The notice address for both Licensee and Licensor are the following:

               Licensor:     FDS TELECOMMUNICATIONS, L.P.
                             Attn: James F. Duggan
                             15770 Dallas Parkway
                             Suite # 850
                             Dallas, TX  75248

               Licensee:     Sequiam
                             Attn: Mike Seaman
                             _____________________
                             Orlando, FL

     WHEREAS, Licensor currently leases (the "Licensor Lease") a portion of the 1st floor, Suite 100 ("Premises") of 150 N. Orange, Orlando, Florida 32801 ("Building").

     WHEREAS, Licensee desires access to the Premises to locate certain network and/or computer equipment including certain telecommunications racks, cabinets and/or equipment in that certain area of the Premises designated by Licensor in its sole discretion through Licensor per the terms of this License.

     1.   Grant of License.

     In consideration of the fees and charges set forth herein and subject to the terms and conditions hereof, Licensor hereby grants to Licensee a limited, non-exclusive license to install, operate, repair, replace, upgrade and maintain certain telecommunications racks, cabinets, and/or equipment ("Equipment"), in that portion of the Premises so designated by Licensor and more specifically described on Exhibit 2 to this License ("Equipment Space"), and incorporated herein by reference. In connection with Licensee's use of the Equipment and Equipment Space, Licensee shall be provided with use of the items listed in Part 1 of Exhibit 1 ("Licensor Installations") in the Premises in the quantities indicated. Licensee may, with the prior written consent of an interconnecting tenant, interconnect Licensee's Equipment with equipment of other telecommunications tenants in the Building and in connection with the foregoing, Licensee may utilize Licensor's cable trays, raceways and conduit; provided, however, Licensee shall submit plans for such interconnection to Licensor for Licensor's approval, such approval not to be unreasonably conditioned, delayed or withheld. As of the date of this License, Licensee has conducted, or has had the opportunity to conduct a comprehensive investigation of the Equipment Space, Premises and Building and all other matters which in Licensee's judgment may affect the suitability of the Equipment Space, Premises and Building for Licensee's intended use.

     Exercise of the license rights granted above shall at all times be subject to Licensor's standard security, safety and operational policies and procedures. Accordingly, Licensee agrees not to employ any actions, equipment, tools or methods that may, in the reasonable judgment of Licensor, endanger or interfere with the personnel, property, systems or operations of Licensor.

     The Licensing of the Equipment Space, the installation of Equipment, the provision of electrical power and other services, and the receipt of payment therefore by Licensor shall not create or vest in Licensee any leasehold estate, easement, ownership interest, or other property right. Licensee shall not cause or permit the Premises to be subject to any lien, pledge, trust, or security interest arising out of any equipment, materials, or services provided by or for Licensee, and Licensee shall indemnify and hold Licensor harmless from the same.

     Licensee acknowledges that other licensees and licensees in the Premises will also be using similar Licensor Installations in the Premises. Licensee agrees to use the Equipment and Equipment Space only for the purpose of (a) facilitating interconnections between Licensee's telecommunications system and the telecommunications systems of other licensees and licensees who reserve Licensor Installations in the Premises and who consent in writing to such an interconnection, or (b) making connections to the systems of other telecommunications carriers who are given access to the Premises by Licensor and the landlord of the Building and who agree in writing to permit such connections by Licensee. Licensee agrees not to store, install or use any equipment, conduit, cable, wiring, connecting lines or other property of Licensee in the Licensor Installations or Equipment Space for any other purpose. Licensee shall cooperate in keeping the Premises and the Licensor Installations locked and in restricting access to the Premises and Equipment Space to employees, contractors and other persons who need access in order to facilitate such interconnections. In no event shall Licensee cause (or permit its employees, representatives, contractors or invitees to cause) any interference with or damage to the Licensor Installations, equipment, conduits, cable, wiring or connecting lines owned or used by other licensees in the Premises. At Licensor's election, Licensor may equip the Premises with security cameras and a 24-hour security access system. Licensor shall provide HVAC services to the Premises (on a twenty-four (24) hour per day, seven (7) days a week basis) and backup power to Licensee's Equipment and Equipment space from a building generator. Licensor shall also provide all licensees of Licensor who use the Premises and/or Licensor Installations with standard specifications for all wiring, cabling and connecting lines to be installed in the Licensor Installations, Equipment Space and Premises by such licensees. Licensor also shall have the right, in Licensor's reasonable discretion, to enforce such other security measures and installation guidelines as Licensor deems appropriate. However, Licensor shall have no liability to Licensee for any damage or interference caused by any person to the Licensor Installations assigned to Licensee or to the cable, wiring, connecting lines, equipment or other property of Licensee in the Equipment Space or the Premises unless such damage or interference is attributable to Licensor's gross negligence or willful misconduct.

     Licensor's only obligation to Licensee regarding the installation of facilities pursuant to this License shall be to install the Licensor Installations assigned to Licensee in the Equipment Space, all of which shall remain the property of Licensor.

     All installation of wiring, cabling and connections for Licensee's use within the Equipment Space and/or Premises, including but not limited to any wiring, cabling or connections in or about the Licensor Installations, shall be performed at Licensee's sole expense by a qualified, duly licensed contractor selected by Licensee and approved by Licensor. Licensor shall have no obligation or liability with respect to such work by Licensee's contractors. Licensee shall cause all such work by Licensee's contractors to be completed and paid for promptly to prevent any mechanic's liens being filed. Licensee shall also cause all such work by Licensee's contractors to comply with Licensor's rules and regulations in effect from time to time for work in the Building, as well as the requirements in Licensor's Meet Me Room Rules in effect from time to time. Such requirements include, but shall not be limited to, the requirement that, prior to starting the work, the contractor or Licensee must provide to Licensor, upon Licensor's request, (i) evidence of insurance coverage for the work in conformity with the standards in Licensor's rules, (ii) copies of all legally required permits for the work, and (iii) a copy of the written consent of any other licensee or other entity in the Premises with whose facilities a connection will be made as part of the work. Licensee shall notify Licensor in writing before Licensee's contractor commences any such work, so that Licensor may, if Licensor so elects, post notices of nonresponsibility. Licensor may require installation of cable or wiring within the Equipment Space and Premises to be performed by Licensor's approved contractor at Licensee's sole expense.

     2.   License Fees.

     Licensee shall pay Licensor a monthly license fee (the " Monthly License Fee") for use of the Equipment Space in the Premises, which shall be ____________________ as outlined in Exhibit 1 during the initial term of this License. Such monthly license fee shall be due and payable to Licensor on the first day of each month in advance. The first such installment of the monthly license fee shall be due upon execution of this License. The monthly license fee for any partial calendar month shall be equitably prorated based upon a 30-day month. In addition, Licensor shall provide electrical service to Licensee and Licensee shall pay monthly for its electrical usage the

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power charge set forth on Exhibit 1. The power charges shall be increased by any increases incurred by Licensor and required under the Licensor Lease relevant to the Premises. Licensee shall pay to Licensor its pro rata share of any such increases.

     The Monthly License Fee shall be increased on each applicable "Adjustment Date" as set forth below in accordance with percentage increase. As used herein, the term "Adjustment Date" shall mean each anniversary of the License Commencement Date.

      Licensor shall not be liable or responsible for any loss, damage, or expense that Licensee may sustain or incur by reason of any change, failure, interference, interruption, disruption, or defect in the supply or character of the electric energy furnished to the Equipment, the Equipment Space, the Premises or the Building, or if the quantity or character of the electric energy supplied by the electric service provider selected by Licensor is no longer available or suitable for Licensee's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Licensee to any abatement or diminution or rent, or relieve Licensee from any of its obligations under this License; provided, however, notwithstanding the foregoing, if Licensee reasonably determines its inability to operate its business operations due to any change, failure, interference, interruption, disruption, or defect in the supply or character of the electric energy furnished to the Equipment, Licensee may terminate this License upon 30 days notice to Licensor.

     3.   Term and Termination.

     Subject to Section 13 below, the term of this License shall commence on October 1st, 2003, and shall expire on ____________________ ("License Termination Date").

     In the event that the Licensee fails to pay any invoice due under this License within thirty (30) days of its due date, Licensor may, without limiting any other remedies available to it, terminate this License and the provision of service hereunder within ten (10) days after giving written notice and after Licensee's such non-payment of any invoice.

     Licensee acknowledges that the rights granted to Licensee hereunder do not constitute a lease of any portion of the Licensor Premises nor an easement, but rather constitute a non-exclusive license for use in common with others. Such license is revocable by Licensor in Licensor's sole discretion upon any default by Licensee under this License which is not cured within ten (10) days after delivery of written notice from Licensor to Licensee or upon any casualty which destroys the Premises or renders it substantially unusable. Licensor shall retain such rights of revocation notwithstanding any expenditure of money on the installations described herein or other actual or alleged reliance by Licensee. Such revocation shall be made by written notice from Licensor to Licensee.

     Unless Licensor breaches its obligations under this License or terminates Licensee's rights under this License, Licensee shall remain obligated for the Monthly License Fee described in Section 2 until the License Expiration Date shown in this Paragraph 3 or earlier termination, In the event of any termination of this license due to a default by Licensee, Licensor, in addition to any other rights it may have at law or in equity, may collect from Licensee all license fees earned at the time of termination.

     4.   Renewal  Option

     Provided no Event of Default exists, Tenant may renew this License for one additional period(s) of one year, by delivering written notice of the exercise thereof to Landlord not earlier than 12 months nor later than nine months before the expiration of the term or the applicable renewal term. On or before the commencement date of the extended term in question, Licensor and Licensee shall execute an amendment to this License extending the term on the same terms provided in this License, except as follows:

          (a) The Monthly License Fee payable for each month during such extended term shall be the higher of the current market rates being charged or the last amount payable hereunder for the month immediately preceding the commencement date of the extended term in question multiplied by 103%, beginning on the commencement date of the extended term in question and adjusted annually on each subsequent anniversary thereof as provided in this License;

          (b) Tenant shall have no further renewal option unless expressly granted by Licensor in writing;

          (c) During such renewal period, Licensor shall lease to Licensee the Premises in their then-current condition, and Licensor shall not provide to Licensee any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; and

     Licensee's rights under this section shall terminate if (1) this License or Licensee's right to possession of the Equipment Space is terminated, (2) Licensee assigns any of its interest in this License, or Licensee is subletting any portion of the Equipment Space at the time of the exercise of a renewal option or upon the commencement date of the extended term in question, other than to an Affiliate as may be permitted by this License, or (3) Licensee fails to timely exercise its option under this section, time being of the essence with respect to Licensee's exercise thereof.

     5.   Allocation of Risk/Insurance.

     It is understood that Licensor is not an insurer, and the parties mutually agree that Licensee will obtain insurance against the risk of loss, damage, and liability, as set forth hereinafter. The parties also mutually agree that the liability will be allocated or limited in accordance with this Section 5 and with Section 6 following. These insurance and liability provisions are part of the consideration underlying this License. The parties are cognizant of these insurance and liability provisions in agreeing upon the contract charges, which are based upon the value of the rights and services provided under this License. Licensee elects to accept contract charges calculated on this basis, and does not desire the License to provide for the assumption of any additional liability by Licensor.

     Throughout the term of this License, Licensee agrees to maintain in effect, at Licensee's expense, and shall cause any of its agents or contractors requiring access to Licensor Premises to maintain in effect, (i) Comprehensive General Liability Insurance in an amount not less than One Million Dollars ($1,000,000.00) per occurrence for bodily injury or property damage, (ii) Employer's Liability in an amount not less than One Million Dollars ($1,000,000.00) per occurrence, and (iii) Worker's Compensation in an amount not less than that prescribed by statutory limits. Prior to taking occupancy of the Equipment Space, Licensee shall furnish Licensor with certificates of insurance which evidence the minimum levels of insurance set forth herein and which name Licensor as an additional insured.

     Each policy evidencing insurance required to be carried by Licensee pursuant to this Section 5 must contain a provision that the insurance policy, and the coverage it provides, shall be primary and noncontributing with respect to any policies carried by Licensor and that any coverage carried by Licensor shall be excess insurance.

     6.   Interference.

     The installation and operation of the Equipment shall not interfere electrically, or in any other manner whatsoever, with the equipment, or operations of Licensor or with any other present or future licensees or tenants of Licensor in the Premises. Notwithstanding anything in this License to the contrary, it is expressly understood and agreed that if the installation or operation of the Equipment is reasonably determined to interfere with other communications systems or equipment at any time, Licensee shall upon written request use best efforts to suspend its operations as soon as possible, but in no event later than 24 hours, suspend its operations and do whatever Licensor deems necessary, at Licensee's expense, to eliminate or remedy such interference. If it is determined that such interference cannot be rectified, then Licensor may at its option after written notice to Licensee and expiration of a reasonable cure period in Licensors sole discretion, terminate this License or request Licensee to remove any and all of the Equipment at Licensee's sole cost and expense, or eliminate or remedy such interference at Licensee's sole cost and expense. Licensor shall include similar non-interference terms in all of its agreements with future users of this building.

     Licensee hereby acknowledges that Licensor has licensed, and will continue to license, space at and upon the Premises to third parties for the installation and operation of communication equipment. Licensee accepts this License with this knowledge and waives any and all claims against Licensor resulting from or attributable to interference caused by present or future equipment, or methods of operation employed by Licensor in its business


                                      xxiii
upon the Premises. Licensee also waives any and all claims against Licensor or against any other licensee or tenant of Licensor because of interference resulting to Licensee by virtue of the equipment, or operations employed by Licensor or by any other licensee or tenant of Licensor in its business upon the Premises. Notwithstanding the foregoing, if Licensor or any other tenant or licensee causes interference with Licensee's operations, Licensor shall take immediate steps to correct such interference. If such interference is not corrected within twenty-four (24) hours, Licensee's liability and obligation to pay any fees to Licensor shall cease until such time as such interference is corrected and ceases and Licensee is able to resume normal business operations in the Premises. In the event that any such interference occurs and after 30 days has not been corrected to Licensee's reasonable satisfaction, Licensee shall have the option to terminate this License at any time thereafter by giving Licensor thirty (30) days' prior written notice to that effect, and such termination shall be effective at the end of such thirty (30) day period. Licensee shall pay Licensor any amounts due under this License for the period up to the termination of this License.

     7.   Limitation of Liability.

     In no event shall Licensor, Licensor affiliates, Licensee, Licensee affiliates, or any of their respective officers or employees, be liable, one to the other, for any loss of profit or revenue or for indirect, incidental, special, punitive or exemplary damages incurred or suffered by each other, arising from or pertaining to Licensee's use or occupancy of the Premises including (without limitation) damages arising from interruption of electrical power or HVAC services.

     Licensee agrees and acknowledges that its use of the Equipment and Equipment Space is at its sole risk, and Licensee hereby absolves and fully releases Licensor, employees, affiliates, agents and representatives (collectively, the "Licensor Parties") from any and all cost, loss, damage, expense, liability and causes of action, whether foreseeable or not, from any cause whatsoever, that Licensee may suffer to its Equipment and Equipment Space or personal property located at the Equipment and Equipment Space and/or Building. In addition, Licensee hereby agrees to indemnify, defend, protect and hold Licensor and the Licensor Parties harmless from and against any loss, cost, damage, liability, claim, action or cause of action (including, but not limited to, attorneys' fees) of any third party, whether foreseeable or not, resulting as a consequence of Licensee's use of the Equipment or Equipment Space, any part of the Building, or access areas to the either. Licensee hereby assumes the risk of the inability to operate as a result of any structural or power failures at the Equipment and Equipment Space, the Building or any failure of Licensee or the Equipment and Equipment Space for any reason whatsoever and agrees to indemnify and hold Licensor harmless from all loss, liability, damages and costs of defending any claim or suit of any kind including business interruption (and attorneys' fees) asserted against Licensor by reason of such failure.

     8.   Force Majeure.

     If the performance of the respective obligations of Licensor or Licensee under this License shall be prevented or interfered with by reason of a Force Majeure, then that party shall not be liable to the other for its failure to perform such obligations and such failure shall not constitute a breach of this License. "Force Majeure" as used herein shall include without limitation, fire, flood, earthquake, other acts of God, explosion, strike or other dispute, riot or civil disturbance, war or armed conflict, municipal ordinance including any state or federal law, government order or regulation or order of any court of competent jurisdiction, or any other similar thing or occurrence not within the control of the party.

     9.   Assignment Rights.

     This License and the license rights granted hereunder shall not be assigned or transferred by Licensee to another party without the prior written consent of Licensor, which consent may be withheld in Licensor's sole discretion. Furthermore, Licensee shall not permit any third parties to collocate within
Licensee's Equipment Space.   Notwithstanding the foregoing, Licensee shall have
the right, after giving notice thereof to Licensor, but without the necessity of obtaining Licensor's consent, to assign or transfer this Agreement in its entirety (a) in connection with any corporate reorganization, consolidation or merger to which Licensee is a party, or the sale of all or substantially all of Licensee's assets,(b) to an Affiliate or a combination of Affiliates or Successor of Licensee and (c) any "change of control" of Licensee, whether by change of ownership or otherwise, shall not be deemed to constitute an "assignment" for purposes of this Agreement. For purposes hereof, an "Affiliate or "Successor" of Licensee is an entity which acquires Licensee , or is under common control with or controlled by Licensee, including an entity


                                      xxiv
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resulting from a merger or consolidation by Licensee, but excluding, in each case, any entity formed to avoid the restrictions on assignment by Licensee hereunder.

     10.  Removal of Cable, Wiring and Connecting Lines.

     Licensee agrees that, upon the expiration or termination of this License upon Licensor's written request, Licensee (or, at Licensor's election, the contractor designated by Licensor) shall promptly remove, at Licensee's sole cost and expense, all cable, wiring, connecting lines, and other installations, equipment or property installed or placed by or for Licensee in the Premises and restore those portions of the Premises damaged by such removal to their condition immediately prior to the installation, normal wear and tear excepted. If Licensee fails to promptly remove all such items pursuant to this Section 10, or if Licensor elects to have such work performed by Licensor's contractor, Licensor may remove such items and restore those portions of the Premises damaged by such removal to their condition immediately prior to the installation or placement of such items, in which case Licensee agrees to pay Licensor's reasonable costs of removal and restoration, including Licensor's reasonable administrative fee, such fee not to exceed 3% of the reasonable costs of removal and restoration, within thirty (30) days of invoice therefore.

     11.  Waiver of Jury Trial.

     Licensor and Licensee each waive trial by jury in any action or proceeding brought by either of the parties hereto against the other or on any counterclaim in respect thereof on any matters whatsoever arising out of, or in any way connected with, this License or the relationship of Licensor and Licensee.

     12.  Applicable Law.

     This License shall be governed by the laws of the State of Florida, without regard to Florida's choice of law principles.

     13.  Entire Agreement.

     This License, including any attachments, constitutes the entire License between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous Licenses of such parties in connection herewith. Licensee acknowledges that it has not been induced to enter into this License by any representation or promise not specifically expressed in this License. Any modification made hereto shall not be valid and binding unless it is in writing and signed by both parties.

     14.  Attorneys' Fees.

     In the event that either Licensor or Licensee should bring suit for the possession of the Equipment or Equipment Space, for the recovery of any sum due under this License, or because of the breach of any provision of this License or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

     15.  Licensor Lease.

Licensee expressly agrees and acknowledges that Licensor's obligations under this License shall be subject in all respects to the terms of, and the rights of Licensor, as tenant, under the Licensor Lease (including without limitation termination as a result of damage and destruction, condemnation or default).

     16.  Expansion Option; Right of First Refusal.

     Licensee shall have a right of first refusal for a 4   x 8-foot cage
     adjacent to Licensee's Equipment Space upon Licensor's receipt of a bona fide offer therefor from a third party exercisable within 10 days after written notice from Licensor at market rental rates.


                                      xxv
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     17.  Roof Rights.

     Should Licensee desire roof rights on the Building for placement of antennae/satellite dish(es) and connection of such antennae/satellite dish(es) to Licensee's Equipment, Licensor hereby agrees to use reasonable efforts to grant Licensee roof rights and the right to such connection by incorporating an amendment to this License. In the event that Licensee should desire the aforementioned roof rights, Licensee and Licensor hereby agree to discuss fair market rental rates for such roof rights.

     18.  Access.

     Licensee shall have access to the Building, the Premises, Licensee's Equipment Space, Licensee's Equipment, Licensee's dedicated conduits, and the cable trays, raceways and conduit (and, if applicable, any roof equipment and related connections to Licensee's Equipment). on a twenty-four (24) hour per day, seven (7) day per week basis.

     IN WITNESS WHEREOF, the parties have executed this License as of the date first above written.



                         FDS TELECOMMUNICATIONS L.P. (Licensor)
                         By: FDS Realty Partners L.L.C.
                         Its: General Partner

                         By:
                            -----------------------------------
                         Name:  James F. Duggan
                         Its: Manager



                         SEQUIEM (Licensee)


                         By:
                            ------------------------------------
                              Its:
                                  ------------------------------


                                      xxvi
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                                    EXHIBIT 1


1.         SPACE ALLOCATION
           ----------------

                             36/sf  cage     $500  per  month
                             72/sf  cage     $900  per  month
                            108/sf  cage     $1,200  per  month
                            144/sf  cage     $1,500  per  month
                            180/sf  cage     $1,700  per  month
                            216/sf  cage     $1,900  per  month


2.        MONTHLY RECURRING SERVICE FEES
          ------------------------------

          Power Charge

          One (1)  20 amp AC circuit (120 volt)   ($125.00 per month per 20 amp
          AC circuit) , which is Landlord's current estimate of such rate and may be reasonable adjusted to reflect Licensor's reasonably estimated cost in the future.



                                    EXHIBIT 2


                     APPROXIMATE LOCATION OF EQUIPMENT SPACE


              (To be designated by Licensor prior to installation)


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